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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-62597) of Eastman Chemical Company of our report dated January 29, 1999 appearing on page 34 of this Form 10-K.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-73808, No. 33-73810, No. 33-73812 and No. 33-77844) of
Eastman Chemical Company of our report dated January 29, 1999 appearing on page 34 of this Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP
New York, New York
March 5, 1999





































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